UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 21, 2006
REUNION INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
DELAWARE			01-15739			06-1439715
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
11 STANWIX STREET, SUITE 1400
PITTSBURGH, PENNSYLVANIA 15222
(Address of principal executive offices, including zip code)

(412) 281-2111
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
[   ]	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

[   ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)

[   ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Item 8.01 - Other Events
	As previously reported in a Form 8-K filed by the Registrant with the Commission, on June 20, 2006, the Registrant received a notice from the staff of the American Stock Exchange ("AMEX" or "Exchange") indicating that the Registrant is below the Exchange's continued listing standards set forth in Sections 1003(a)(i) and 1003(a)(iv) of the AMEX Company Guide, due to having less than $2,000,000 in shareholders' equity and incurring losses from continuing operations or net losses in two of its three most recent fiscal years. On July 20, 2006 the Registrant submitted to the Exchange a plan to regain compliance with the listing standards. On September 21, 2006 the Registrant received a notice from the Exchange that, based on the submitted plan and conversations with the AMEX staff, its listing is being continued pursuant to an extension, provided that, among other things, the Registrant continues to make progress in achieving its plan and is in compliance with the listing standards of Sections 1003(a)(iv) and 1003(a)(i) of the Company Guide by December 31, 2006 and January 31, 2007, respectively.

SIGNATURE
	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.
Date:	October 5, 2006					REUNION INDUSTRIES, INC.
	(Registrant)

							By /s/ John M. Froehlich
								John M. Froehlich
								Executive Vice President
								and Chief Financial Officer


19293.000/406766.1